UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2007

FIRST BUSEY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-15959	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 W. Main St.

Urbana, Illinois 61801

(Address of principal executive offices)    (Zip code)

(217) 365-4528

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(4))

ITEM 5.03         AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On December 18, 2007, the Board of Directors of First Busey Corporation (the “Company”) amended Article VI of the Company’s By-laws (the “By-laws”), effective immediately, to permit the Company to issue and transfer both uncertificated and certificated shares of its capital stock. The amendments are intended to permit the Company to comply with the rules of the Nasdaq Global Market that require listed companies to be eligible to participate in the Direct Registration System (“DRS”) by January 1, 2008. DRS permits a shareholder’s ownership to be recorded and maintained on the books of an issuer or its transfer agent without issuance of a physical stock certificate.

The foregoing summary of the amendments to the Company’s By-laws is qualified in their entirety by the full text of the By-laws, as amended, which are attached as Exhibit 3.1 to this report and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

3.1	By-laws of the Company, as amended December 18, 2007

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2007	FIRST BUSEY CORPORATION

By:      /s/ Van A. Dukeman

Name:         Van A. Dukeman

Title:           Chief Executive Officer and President